ATS Corporation Schedules Fourth Quarter 2010 Financial Results Conference Call on February 17, 2011

MCLEAN, Va., Feb. 15, 2011 /PRNewswire/ --- ATS Corporation ("ATSC") (NYSE AMEX:  ATSC) will report earnings results for the fourth quarter ending December 31, 2010 after the market closes on Thursday, February 17, 2011.  ATSC management will host a conference call at 5:00 PM ET on February 17, 2011 to discuss the results.

The dial-in number for the live teleconference for participants based in the U.S. and Canada is 1-866-804-3547, conference ID # 1515128. For international participants, please call into 011-800-4040-2020 and use the same conference ID #.  A recorded replay of the teleconference will also be available on the Company website (www.atsc.com) for one year from the conference call date.

About ATS Corporation

ATSC is a leading provider of mission-driven software and systems development, systems integration, infrastructure management and consulting services to the Department of Defense, Federal civilian agencies, public safety and national security customers, as well as commercial enterprises.  ATSC technology professionals are recognized for their deep domain expertise in case management; border and port security; and financial, supply chain management and health information systems.  Headquartered in McLean, Virginia, the Company has over 500 employees at 5 locations across the country.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words "estimates," "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2010. In addition, the forward-looking statements included in this press release represent our views as of February 15, 2011. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to February 15, 2011.

Additional information about ATSC may be found at www.atsc.com.

CONTACT: Joann O'Connell, Vice President, Investor Relations, ATS Corporation, +1-571-766-2400 or Media Contact: Penny Parker, Corporate Communications Manager, ATS Corporation, +1-571-766-2400